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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion of our report dated December 8, 1995 on our audit of the Statement of Assets and Liabilities of Warburg, Pincus Small Company Value Fund, Inc. as of December 5, 1995 with respect to this Pre-Effective Amendment No. 1 to the Registration Statement (No. 33-63653) under the Securities Act of 1933 on Form N-1A. We also consent to the reference to our Firm under the caption "Auditors and Counsel" in the filing.



COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 18, 1995